Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Robert Weinstein of Green Energy Management Services Holdings, Inc., a Delaware corporation (the “Company”), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any Schedule 13G or Schedule 13D relating to beneficial ownership and changes in beneficial ownership of equity securities of the Company, and any amendment thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and submit copies thereof to any securities exchange or automated quotation system and to the Company, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 of the Exchange Act of 1934, as amended (the “Exchange Act”).

This power of attorney shall remain in full force and effect until the earliest of: (1) the undersigned ceases to be subject to filing requirements under Section 13 under the Exchange Act, with respect to the undersigned’s holdings of, and transactions in, securities issued by the Company; (2) this power of attorney is revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact; or (3) the Company’s employment of the foregoing attorney-in-fact is terminated.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney to be executed as of this 4th day of May, 2011.

 /s/ Ronald P. Ulfers, Jr.
Name: Ronald P. Ulfers, Jr.